Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-196260) and Registration Statements on Form S-8 (No. 333-123709 and No. 333-182838) of Comstock Holding Companies, Inc. of our report dated April 1, 2016 relating to the financial statements, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

McLean, Virginia

April 1, 2016